UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31032	52-2190362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Sunset Blvd., Penthouse 7 Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 659-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2007, Wellstar International, Inc. (“Wellstar”) agreed to surrender two promissory notes that it held and convert the entire $74,409 due and payable under the promissory notes into 87,841 shares of American Southwest’s common stock at the conversion price of approximately $0.85 per share, and American Southwest agreed to issue these shares pursuant to the exemption from registration under Section 4 (2) of the 1933 Securities Act and as promulgated under Securities and Exchange Commission Regulation D, rule 506.  American Southwest issued the original promissory note to Wellstar in September 2004.

On January 2, 2007, Northern Business Consultants, Ltd. (“Northern”) agreed to surrender a promissory note and convert the entire $10,800 (USD) in principal and the $3,489 (USD) in unpaid interest due and payable under the promissory note into 16,811 shares of American Southwest’s common stock at the conversion price of approximately $0.85 per share; and American Southwest agreed to issue these shares pursuant to the exemption from registration under Section 4 (2) of the 1933 Securities Act and as promulgated under Securities and Exchange Commission Regulation D, rule 506.  American Southwest issued the original promissory note to Northern in September 2004.

On January 2, 2007, Three Sisters Investment Corporation (“Three Sisters”) agreed to surrender a promissory note and convert the entire $43,952 (USD) in principal and the $11,453.61 (USD) in unpaid interest due and payable under the promissory note into 65,184 shares of common stock at the conversion price of approximately $0.85 per share, and American Southwest agreed to issue these shares pursuant to the exemption from registration under Section 4 (2) of the 1933 Securities Act and as promulgated under Securities and Exchange Commission Regulation D, rule 506.  American Southwest issued the original promissory note to Three Sisters in September 2004.

On January 2, 2007, Donald Byers agreed to surrender three promissory notes that he has held and convert the entire $119,776.65 in principal and unpaid interest due and payable under the promissory notes into 140,915 shares of common stock at the conversion price of approximately $0.85 per share, and American Southwest agreed to issue these shares pursuant to the exemption from registration under Section 4 (2) of the 1933 Securities Act and as promulgated under Securities and Exchange Commission Regulation D, rule 506.  American Southwest issued the original promissory note to Mr. Byers in April and May of 2005.  Mr. Byers is the former chief executive of American Southwest when its was known as GL Energy and Exploration, Inc.  Mr. Byers is the sole shareholder of Wellstar.

Item 1.02 Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03 Bankruptcy or Receivership.

Not applicable.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Not applicable

Item 2.02 Results of Operations and Financial Condition.

Not applicable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06 Material Impairments.

Not applicable.

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Not applicable.

Item 3.02 Unregistered Sales of Equity Securities.

See, Item 1.01

Item 3.03 Material Modification to Rights of Security Holders.

Not applicable

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Not applicable.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Not applicable,

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Not applicable.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 5.06 Change in Shell Company Status.

Not applicable.

Section 6 - [Reserved]

Not applicable.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Not applicable.

Section 8 - Other Events

Item 8.01 Other Events.

Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOUTHWEST MUSIC AND DISTRIBUTION, INC.
(Registrant)

Date: January 2, 2007	By:	/s/ David Michery
David Michery, President and Chief Executive Officer